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                                                                    EXHIBIT 99.5

                        Dated                        2000
                        ---------------------------------







                             -----------------------



                                       AND



                          BRADFORD PARTICLE DESIGN PLC









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                        AGREEMENT GRANTING AN ENTERPRISE

                          MANAGEMENT INCENTIVES OPTION

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THIS AGREEMENT is made the                    day of                        2000

BETWEEN

(1)     ________________ of __________________________ ("THE OPTIONHOLDER");

(2) BRADFORD PARTICLE DESIGN PLC (company number 2998064 ) whose registered office is at 69 Listerhills Science Park, Campus Road, Bradford BD7 1HR ("THE COMPANY")

WHEREAS

(A) The Company has established The Bradford Particle Design Limited Unapproved Employee Share Option Scheme together with Schedule 1 ("THE SCHEME") under which options may be granted to selected employees of the Company.

(B)     The Company wishes to grant an option to the Optionholder under
        Schedule 1 of the Scheme (as amended from time to time) subject to the following variations as set out in this Agreement.

IT IS HEREBY AGREED as follows:

1. In this Agreement any term defined in the Scheme (as amended from time to time) shall have the same meaning herein.

2. The Company grants to the Optionholder an option ("THE OPTION") to acquire _____ ordinary shares in the Company in accordance with the terms of this Agreement.

3. The price at which the ordinary shares may be acquired by the exercise of the Option is L___ per share.

4. The rules of the Scheme (a copy of which is attached as Appendix A) are hereby incorporated into this Agreement, and the Option is granted subject to these terms unless varied by this Agreement.

5. The ordinary shares to be acquired by the Optionholder upon the exercise of the Option shall be subject to the Company's Memorandum and Articles of Association (as amended from time to time), and the relevant provisions of these documents that describe the restrictions attaching to the ordinary shares are attached as Appendix B.

6. The Option may be exercised by the Optionholder by giving notice to the Company in the form of the notice attached as Appendix C.

7.      The Option has been granted by the Company under the provisions of
        Schedule 14 to the Finance Act 2000.

8. It shall be the joint responsibility of the Optionholder and the Company to file a notice of grant of the Option (in the form attached as Appendix D) with the Inland Revenue within 30 days of the date of this Agreement.


IN WITNESS whereof this Agreement is executed as a Deed the day and year first above written.

                                     -1-

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Signed as a Deed by
---------------------------------------     )
in the presence of:                         )


Signature of witness         ...........................................

Name of witness              ...........................................

Address of witness           ...........................................

                             ...........................................

                             ...........................................

Occupation of witness        ...........................................


Executed as a Deed by
BRADFORD PARTICLE DESIGN PLC




Signed  ............................................ Director



Signed  ............................................ Director/Company Secretary

                                     -2-

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                                   APPENDIX A


                               RULES OF THE SCHEME


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                                   APPENDIX B


                RELEVANT RESTRICTIONS CONTAINED IN THE COMPANY'S

                     MEMORANDUM AND ARTICLES OF ASSOCIATION


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                                   APPENDIX C


                               NOTICE OF EXERCISE


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                        THE BRADFORD PARTICLE DESIGN PLC

                    ENTERPRISE MANAGEMENT INCENTIVES OPTIONS

                               NOTICE OF EXERCISE



NOTE: YOU ARE ADVISED TO CONSULT YOUR PROFESSIONAL ADVISER BEFORE EXERCISING YOUR OPTION.

This notice shall take effect only upon receipt by Bradford Particle Design plc ("the Company").

To:      the Directors, Bradford Particle Design plc

1.       I hereby exercise the Option described in the enclosed Option Agreement in respect of .............. ordinary shares in the Company.

2.       I enclose a cheque made payable to the Company for L..........in full payment for the shares.

3. I am of the opinion that no income tax or National Insurance is payable because the Option is an EMI Option to which Schedule 14 of the Finance Act 2000 applies, the conditions of which have been met, and there has been no disqualifying event that would have resulted in the option losing its qualifying status. If I am incorrect in my view, I acknowledge that I will need to settle the Tax Liability (as defined in the Option Agreement) before shares will be issued or transferred to me.



Signature of Optionholder:     .................................................

Date:                          .................................................

Daytime Telephone Number:      .................................................

Full Name:                     .................................................

NAME IN CAPITALS:              .................................................

Address:                       .................................................

                               .................................................

                               .................................................



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                                   APPENDIX D


                                 NOTICE OF GRANT




TO BE SENT TO:

SMALL COMPANY ENTERPRISE SUPPORT CENTRE
TIDO
TY GLAS
LLANISHEN
CARDIFF
CF14 52G

FAX: 029 2032 7398

WITHIN 30 DAYS OF THE DATE OF THIS AGREEMENT


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                        ENTERPRISE MANAGEMENT INCENTIVES

       NOTICE OF THE GRANT OF AN OPTION UNDER SCHEDULE 14 FINANCE ACT 2000

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1.    DETAILS OF THE COMPANY WHOSE SHARES ARE THE SUBJECT OF THE AGREEMENT:

Name: Bradford Particle Design plc

Registered number: 2998064

Address of registered office:

69 Listerhills Science Park, Campus Road, Bradford  BD7 1HR

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2.    DETAILS OF THE EMPLOYER COMPANY GIVING THIS NOTICE:

Name:    Bradford Particle Design plc

Name of the Tax Office to which the company's accounts are sent for Corporation Tax assessment:

________________________________


Corporation Tax reference _ _ _ _ _ _ _ _ _

Name and reference of the Tax Office which deals with the tax liabilities of this company's employees:

PAYE tax reference _ _ _ _ _ _ _ _ _

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3.    DETAILS OF THIS OPTION, AND THIS EMPLOYEE'S OTHER OPTIONS:

Date of grant:             _ _ / _ _ / _ _ _ _

Total market value (at date of grant) of this employee's unexercised EMI options, including this option: L __________________

Total market value (at date of grant) of this employee's unexercised CSOP and EMI Options in employee's employer company, or any other group company:
L __________________

Select one:
/ / The market value of the shares under this option at the date of its grant has been agreed with SVD as L __________ per share, OR

/ /   The market value has not been agreed with SVD, OR

/ / The company's shares were listed on a Recognised Stock Exchange at L __________________ per sHARe, at date of grant.

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4.    DETAILS OF AND DECLARATION BY THE EMPLOYEE TO WHOM THIS OPTION HAS BEEN
      GRANTED:

Name in full:       _____________________________

National Insurance number: _ _ / _ _ / _ _ / _ _ /_ _ / _

I declare that I am committed to working for the Qualifying Company whose shares are the subject of this option, and/or for Qualifying Subsidiaries of that company, for: (select one)

At least 25 hours a week, OR IF NOT TRUE, At least 75% of my Working Time.

Signature: _____________________________ Date: _ _ / _ _ /_ _ _ _

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5.    DECLARATION BY A DIRECTOR OR THE SECRETARY OF THE EMPLOYER COMPANY:

Name in full:     _____________________________

I ATTACH A COPY OF THE OPTION AGREEMENT.

I declare that the option set out in the attached agreement satisfies the requirements of the Schedule in respect of: (select one)

/ /    All the shares, or              / /  ____________ shares (enter number)

I also declare that to the best of my knowledge and belief, all the information given above is correct and complete.

Signature: _____________________________ Date: _ _ / _ _ / _ _ _ _

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